UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2012

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 28, 2012, Cliffs Natural Resources Inc. (the "Company") repaid in full its $270,000,000 6.31% Series 2008A Senior Notes, Tranche A, due June 15, 2013 and its $55,000,000 6.59% Series 2008A Senior Notes, Tranche B, due June 15, 2015 (collectively, the "Notes"), including all accrued and unpaid interest and a make-whole amount. Proceeds from the issuance of the Company’s 3.95% Senior Notes due 2018 were utilized to repay the Notes. Upon repayment of all of the Notes on December 28, 2012, the Company terminated the Note Purchase Agreement dated June 25, 2008 (the "Purchase Agreement") pursuant to which the Company had issued the Notes in a private placement to certain institutional investors.

Prior to its termination, the Purchase Agreement contained customary covenants that required compliance with certain financial covenants and limited the Company’s and its restricted subsidiaries’ ability, among other things, to incur liens on assets, merge or consolidate with other persons, transfer or sell a substantial part of their assets, substantially change the nature of their business or enter into transactions with affiliates. The Purchase Agreement also contained events of default customary for such financings.

The Company did not incur any material termination penalties in connection with the repayment and termination of the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

January 4, 2013	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: General Counsel - Corporate Affairs & Secretary